Exhibit 99.1

Hotel Palomar and the Residences at Palomar

Dallas, Texas

Property Objectives: Redevelop a former hotel at one of Dallas’ most prominent intersections to four star boutique status and develop the surrounding high-visibility property into complementary luxury condominiums that leverage hotel services as resident amenities.

The Hotel Palomar and its 2007 hotel revenues have exceeded our expectations. Both room rates and occupancy outperform its competitive set in Dallas, a highly unusual circumstance for a recently–opened hotel. The retail space is substantially leased, and the Residences at Palomar are being actively marketed.

The nationwide downturn in condominium sales has continued to affect Dallas’ condominium market. We are disappointed with initial sales of 17 condominiums at the Residences at Palomar, and we are considering alternate strategies in order to yield long-term positive results with this portion of the investment.

Cassidy Ridge Residences

Telluride (Mountain Village), Colorado

Property Objectives: Leverage the value potential of this exceptional property by developing residential condominium units and marketing them for sale to homeowners and investors.

As of December 2007, significant site excavation work has been finished on the 1.56-acre development. As anticipated, the winter weather has halted construction, but work will resume in the spring. The first group of 23 luxury residential condominiums is scheduled for completion in spring 2009.

Telluride 360 Real Estate is now actively marketing the condominiums, coinciding with the start of skiing season.

1221 Coit Road

Dallas (Plano), Texas

Property Objectives: Identify a replacement for the current tenant that has indicated plans to exercise the option to terminate its lease effective March 31, 2008, as anticipated when the property was purchased. Once a long-term tenant has been secured and a stabilized income stream created, consider listing the property for sale.

As of December 2007, this asset remains 100 percent leased to TelVista. In anticipation of the planned lease termination, we are pursuing prospective tenants searching for a call center location in the Dallas/Fort Worth area. Cosmetic renovation plans for the building’s entrance have been approved and construction is planned to begin early this year.

4245 Central Expressway

Dallas, Texas

Property Objectives: Take advantage of improving market conditions by raising rental rates to market levels as tenants renew their leases, increase the building’s occupancy to a stabilized level, and market the property for disposition.

As of December 2007, the building remained stabilized at 86 percent leased. We are actively marketing the remaining space to several prospective tenants.

At this time, we are considering possible alternative disposition strategies for this asset.

Northwest Highway Land/Bretton Woods

Dallas, Texas

Property Objectives: Develop the 4.97-acre site, marketed as Bretton Woods, into a gated community with 18 single-family lots and sell the lots to local high-end residential home builders.

Development construction has been completed on this land parcel located at Northwest Highway and Midway Road in Dallas. Stephenson Custom Homes has been selected to be the exclusive home builder for this upscale community, and it has purchased one lot on which it will build a model home. We have applied to the city for building permits and anticipate that construction on the model home will commence during the first quarter of 2008. Along with Stephenson, we intend to develop up to five speculative homes, which are expected to help stimulate interest in this community. Briggs-Freeman will be the listing agent.

The PMI Group, Inc. recently reported in its Winter 2008 U.S. Market Risk Index, which ranks the top 50 metropolitan areas, that Dallas/Fort Worth is the least risky market for residential price declines.

5050 Quorum Drive

Dallas (Addison), Texas

Property Objectives: Acquire at a steep discount to replacement cost, take advantage of improving market conditions, lease property to stabilized occupancy, and then consider listing the property for sale.

As of December 2007, this 133,799-square-foot office building remains approximately 86 percent leased, which represents a significant improvement from the 46 percent level at acquisition. We are currently working on expansions with several existing tenants totaling another 2,000 square feet.

At this time, we are considering alternative disposition strategies for this asset.

Plaza Bank Center

Dallas, Texas

Property Objectives: Capitalize on the current yield from the in-place income stream, increase value through leasing the vacant space, bring current tenants up to market rental rates as they renew, and market the property for disposition.

The property was approximately 76 percent leased as of December 2007. During the fourth quarter, All Smiles Dental executed a 1,200-square-foot expansion of its corporate offices located in the center.

We also have several other lease prospects totaling 4,000 square feet. In December, the decision was made to change the third-party leasing and management of the center to another firm in an effort to stimulate additional leasing activity.

Landmark Center I & II

Dallas (Addison), Texas

Property Objectives: Establish a working relationship with the existing subtenants and negotiate direct leases with them following the end of their current sublease terms in spring 2008, or attract replacement tenants if the existing subtenants vacate. Once the property is stabilized, consider listing the property for disposition.

This 257,427-square-foot asset remains 100 percent leased to CompUSA, which recently announced it could file for bankruptcy. CompUSA has subleased the majority of the space (approximately 88 percent) to Tellabs, BMC Corporation, and Capital One Auto Finance. The subleases, which expire March 31, 2008, and May 14, 2008, concurrent with CompUSA’s lease, have been assumed with the obligation to provide 47.5 percent of the total rent. However, CompUSA is winding up its business and is attempting to reduce its lease obligations. We are working to maximize CompUSA’s and the subtenants’ lease payments. We continue to seek out new tenants for occupancy at the conclusion of the current sublease agreements.

CoStar Group, Inc. reported that the Dallas/Fort Worth office market ended the fourth quarter with decreased vacancy rates of 16.9 percent from 17.1 percent in the prior quarter. They also reported that average rental rates have risen to $20.37 from $20.13, which was reported for the third quarter of 2007.

250/290 John Carpenter Freeway

Dallas (Irving), Texas

Property Objectives: Acquire the property significantly below replacement cost, reposition the asset through a significant renovation in order to attract major creditworthy tenants, and list the project for disposition when stabilized occupancy is achieved.

This three-building, 539,000-square-foot office complex is currently 18 percent leased. One of the buildings, a three-story asset, has already been fully renovated. The first draft of renovation plans for the other two seven-story buildings has been finalized and submitted for preliminary pricing.

Avelo Mortgage, the wholesale mortgage distribution arm of Archon Group LP, a wholly owned subsidiary of Goldman Sachs Group, Inc., currently leases 98,000 square feet and has indicated that they may exercise their expansion option for the balance of the third building. This would bring its tenancy to approximately 147,000 square feet.

We continue to aggressively pursue additional tenants through our comprehensive property marketing efforts.

1909 Woodall Rodgers (SOLD)

Dallas, Texas

Property Objectives: Take advantage of improving market conditions by selling or developing the adjacent undeveloped 1.6-acre land parcel, lease vacant space in the office tower to a stabilized level, and market the assets for disposition.

The Fund has achieved its objectives with this asset. The portion of this investment comprising 1.6 acres of developable land was sold in April 2005, with a special distribution made to investors in June 2005. The office building and drive-through banking facility portion of this investment were sold in July 2006 for $10.45 million, with a special distribution made to investors in November 2006. The cash-on-cash return to the Fund on this asset was approximately 16 percent annually over the life of the investment.

This portfolio update contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Short-Term Opportunity Fund I LP that are based on our current expectations, estimates, forecasts, and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this portfolio update. Such factors include those described in the “Risk Factors” section of the latest Annual Report on Form 10-K of Behringer Harvard Short-Term Opportunity Fund I LP as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Published 02/08 • IN
© 2008 Behringer Harvard	204144

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